UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

Stemline Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35619	45-0522567
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of principal executive offices, including Zip Code)

(646) 502-2311

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STML	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 4, 2020, Stemline Therapeutics, Inc., a Delaware corporation (“Stemline”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berlin-Chemie AG, a company formed under the laws of Germany (“Berlin-Chemie”), and Mercury Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Berlin-Chemie (“Purchaser”). Berlin-Chemie is a wholly-owned subsidiary of A. Menarini - Industrie Farmaceutiche Riunite S.r.l., a company formed under the laws of Italy (“Menarini”).

Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) on May 12, 2020, to acquire all of the outstanding shares of common stock of Stemline, $0.0001 par value per share (the “Shares”), at an offer price of (i) $11.50 per Share (the “Cash Amount”) plus (ii) one contingent value right per Share (a “CVR”), which represents the right, under the Contingent Value Rights Agreement, dated June 10, 2020, among Berlin-Chemie, Computershare Trust Company, N.A. and Computershare Inc. (the “CVR Agreement”), to receive $1.00 per CVR at the time provided in the CVR Agreement (the Cash Amount plus one CVR collectively, the “Offer Price”).

The Offer expired at one minute after 11:59 p.m., Eastern Time, on June 9, 2020, and was not extended. Computershare Trust Company, N.A. and Computershare Inc., collectively in their capacity as the depositary for the Offer, have advised that, as of the expiration of the Offer, 33,735,576 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered but which Shares were not yet received) had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 64.25 percent of the Shares outstanding at the time of the expiration of the Offer. In addition, Notices of Guaranteed Delivery had been delivered for 8,735,823 Shares, which Shares had not yet been received and represented approximately 16.64 percent of the Shares outstanding at the time of the expiration of the Offer. The number of Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered but which Shares were not yet delivered) tendered satisfied the Minimum Condition (as defined in the Merger Agreement). As the Minimum Condition and each of the other conditions of the Offer have been satisfied (or waived), Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, the remaining conditions to the merger of Purchaser with and into Stemline (the “Merger”) set forth in the Merger Agreement were satisfied, and on June 10, 2020, Berlin-Chemie completed its acquisition of Stemline by consummating the Merger, without a meeting of stockholders of Stemline in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Stemline continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, Stemline became a wholly-owned subsidiary of Berlin-Chemie and an indirect wholly-owned subsidiary of Menarini.

At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares held by Stemline, Berlin-Chemie, Purchaser, any subsidiary of Berlin-Chemie, or by stockholders of Stemline who have perfected their statutory rights of appraisal under Delaware law) were each converted into the right to receive the Offer Price.

In addition, at the Effective Time, each In-The-Money Company Option, Company RSU, and Restricted Share (as such terms are defined in the Merger Agreement), in each case whether or not vested, was canceled and converted into the right to receive the Cash Amount (less any applicable exercise price) and one CVR for each Share subject to each such security (in each case, without regard to vesting), pursuant to the terms set forth in the Merger Agreement. Each Out-Of-The-Money Company Option (as defined in the Merger Agreement) with an exercise price below $12.50 was canceled and converted into the right to receive one CVR for each Share subject to such Out-Of-The-Money Company Option, which, solely in the case of an Out-Of-The-Money Company Option, represents the right to receive $1.00 minus the amount by which the exercise price of such Out-Of-The-Money Company Option exceeds $11.50. Each Out-Of-The-Money Company Option with an exercise price payable per Share equal to or greater than $12.50 was canceled at the Effective Time without any consideration payable therefor.

The total consideration payable in connection with the Offer and the Merger is up to approximately $677 million. Berlin-Chemie and Purchaser funded the consideration paid to stockholders and holders of Company Options, Company RSUs and Restricted Shares in the Offer and pursuant to the Merger through Berlin-Chemie’s and Stemline’s cash on hand.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Stemline’s Current Report on Form 8-K, filed with the SEC on May 4, 2020, and incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On June 10, 2020, Stemline (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on June 10, 2020, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq. Stemline intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Stemline’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 3.01, Item 5.02 and Item 5.03 are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of Stemline, and Menarini, as the ultimate parent of Purchaser, acquired control of Stemline. To the knowledge of Stemline, there are no arrangements that may at a subsequent date result in a further change in control of Stemline.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, Ron Bentsur, Ivan Bergstein, Darren Cline, Alan Forman, Daniel Hume, Mark Sard and Kenneth Zuerblis each resigned as a director of Stemline. These resignations were not a result of any disagreement between Stemline and the directors on any matter relating to Stemline’s operations, policies or practices.

Pursuant to the Merger Agreement, as of the Effective Time, the director of Purchaser immediately prior to the Effective Time became the director of the Surviving Corporation, and the officers of Stemline immediately prior to the Effective Time continued as the officers of the Surviving Corporation. The director of Purchaser immediately prior to the Effective Time was Attilio Sebastio. Information regarding the new director has been previously disclosed in Schedule I of the Offer to Purchase to the Tender Offer Statement on Schedule TO filed by Purchaser with the SEC on May 12, 2020, as subsequently amended, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Stemline’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, Stemline’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01	Other Events.

The 2020 Annual Meeting of Stockholders of Stemline was originally scheduled to be held on June 25, 2020 at 10:00 a.m., Eastern Time. As a result of the closing of the Merger, the 2020 Annual Meeting has been cancelled.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated May 3, 2020, among Stemline Therapeutics, Inc., Berlin-Chemie AG and Mercury Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Stemline’s Current Report on Form 8-K filed with the SEC on May 4, 2020).*
3.1	Amended and Restated Certificate of Incorporation of Stemline Therapeutics, Inc., dated June 10, 2020.
3.2	Amended and Restated By-Laws of Stemline Therapeutics, Inc., dated June 10, 2020.

*Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stemline Therapeutics, Inc.

By:	/s/ Ivan Bergstein, M.D.
Ivan Bergstein, M.D.
Chief Executive Officer and President

Dated: June 10, 2020